Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF APRIL 30, 2015

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$40,650
Cash equivalents held in trust	15,122

Total investments held in trust	55,772
Cash and cash equivalents	105
Fixed-maturity securities, at fair value	4,128
Accrued investment income	309
Prepaid expenses	12
Premiums receivable	477

Total assets	$60,803

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$5,594
Losses payable	309
Unearned premiums	928
Accrued ceding commission expense	38
Other liabilities	154

Total liabilities	7,023

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	(16,100)

Total stockholder’s equity	53,780

Total liabilities and stockholder’s equity	$60,803

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED APRIL 30, 2015

(in thousands)

Revenues:
Premiums earned	$444
Net investment income	60

Total revenues	504

Expenses:
Underwriting expenses	(46)
General and administrative expenses	148

Total expenses	102

(Loss) income before federal income taxes	402
Federal income tax benefit	—

Net income (loss)	$402